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                                                                     EXHIBIT 8.1

                    PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

                                             NAME                                               JURISDICTION
                                             ----                                               ------------
SUNDAY Holdings (Hong Kong) Corporation........................................                 British Virgin Islands
Mandarin Communications Limited................................................                 Hong Kong
SUNDAY 3G Holdings (Hong Kong) Corporation.....................................                 British Virgin Islands
SUNDAY 3G (Hong Kong) Limited..................................................                 Hong Kong
SUNDAY Holdings (China) Corporation............................................                 British Virgin Islands
SUNDAY Communications Services (Shenzhen) Limited..............................                 The People's Republic of China
SUNDAY IP Holdings Corporation.................................................                 British Virgin Islands
SUNDAY IP Limited..............................................................                 British Virgin Islands
